UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  17 April 2009

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

NEWS RELEASE – April 17, 2009

For information, call:

Ken Golden

Director, Strategic Public Relations

309-765-5678

Deere & Company announces redemption of 8.95% debentures

MOLINE, Illinois (April 17, 2009) - Deere & Company today announced that it has elected to redeem on June 15, 2009 all of its outstanding 8.95% Debentures, due June 15, 2019 (CUSIP Number 244199 AR 6).  The redemption price will be equal to 100% of the par value of the Debentures.  Semi-annual interest payable on June 15, 2009 will be paid to the record holder in the normal and customary manner.

Payment will be made upon presentation and surrender of the Debentures: if by hand, at The Bank of New York Mellon (successor to Continental Illinois National Bank and Trust Company of Chicago), 101 Barclay Street, New York, New York, 10286; if by First Class/Registered/Certified mail, to The Bank of New York Mellon, Institutional Trust Services, P.O. Box 2320, Dallas, Texas, 75221-2320; and if by Express delivery, to The Bank of New York Mellon, Institutional Trust Services, 2001 Bryan Street-9th Floor, Dallas, Texas, 75201.

(end)

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

	By:	/s/ Gregory R. Noe
Gregory R. Noe, Secretary

Dated: April 17, 2009